EXHIBIT 99.1

Forterra Announces Third Quarter 2019 Results

Third Quarter 2019 Highlights

•	Net sales increased by 7% to $464.5 million as compared to $434.5 million in the prior year quarter

•	Consolidated gross profit margin increased by over 400 basis points

•	Net income of $22.4 million and Adjusted EBITDA[1] of $80.0 million exceeded prior year quarter by $16.9 million and $18.4 million, respectively

•	Repaid the $39 million outstanding borrowings under revolving credit facility; in addition, voluntarily repurchased $16.5 million of term loan

Irving, TX - GLOBE NEWSWIRE - November 4, 2019 - Forterra, Inc. (“Forterra” or “the Company”) (NASDAQ: FRTA), a leading manufacturer of water and drainage infrastructure pipe and products in the United States and Eastern Canada, today announced results for the quarter ended September 30, 2019.

Third Quarter 2019 Consolidated Results
In the third quarter of 2019, consolidated net sales increased by 7% over the prior year quarter to
$464.5 million, and consolidated gross profit increased by 32% over the prior year quarter to $102.2 million. These increases were achieved primarily by higher average selling prices in both the Drainage Pipe & Products (“Drainage”) and the Water Pipe & Products (“Water”) segments. As a result, gross profit margins for Drainage and Water segments improved by 290 and 480 basis points, respectively, over the prior year quarter.  Net income for the quarter was $22.4 million, or $0.35 per share, compared to net income of $5.5 million, or $0.09 per share, in the prior year quarter. Adjusted EBITDA for the third quarter increased by 30% to $80.0 million, compared to $61.6 million in the prior year quarter.

1 A reconciliation of non-GAAP financial measures, including EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin, to comparable GAAP financial measures is provided in the reconciliation of Non-GAAP measures section of this press release.

EXHIBIT 99.1

Forterra CEO Karl Watson, Jr. commented, “Our third quarter results demonstrate continued progress in three key levers to advancing our business: improving plant level production efficiencies, strategic and tactical pricing discipline, and working capital optimization. While still in the early stages of delivering a full and fair return for the products we produce and the capital we deploy, we are glad to see our efforts begin to yield positive results to the bottom line. Given this success, we are narrowing our guidance and now expect full year 2019 net loss in the range of $35 million to $8 million versus our previous view of $38 million to $16 million; and full year 2019 Adjusted EBITDA in the range of $180 to $200 million versus our previous view of $170 to $200 million."

Business Segment Results
Drainage Pipe & Products (“Drainage”) - Third Quarter 2019 Results
Drainage net sales increased by 16% to $280.7 million, compared to $243.0 million in the prior year quarter. The increase in net sales was driven by both higher average selling prices and higher shipment volumes primarily driven by more favorable weather conditions compared to last year. Drainage backlogs at the end of the third quarter remained strong.

Drainage gross profit and gross profit margin were $74.3 million and 26.5%, compared to $57.4 million and 23.6%, respectively, in the prior year quarter. Drainage EBITDA, Adjusted EBITDA and Adjusted EBITDA margin were $67.4 million, $69.6 million and 24.8%, respectively, compared to $53.3 million, $55.6 million and 22.9%, respectively, in the prior year quarter. The higher gross profit and gross profit margin primarily reflect the benefit of higher average selling prices and shipment volumes while our cost of goods sold remained relatively flat. The higher EBITDA, Adjusted EBITDA and Adjusted EBITDA margin reflect the same dynamics, with further support of higher EBITDA from our joint venture, partially offset by higher general and administrative expenses primarily related to increased reserves for certain legal disputes, claims, and credit losses that arose in the ordinary course of our business.

EXHIBIT 99.1

Water Pipe & Products (“Water”) - Third Quarter 2019 Results
Water net sales decreased by 4% to $183.8 million, compared to $191.5 million in the prior year quarter. The decrease in net sales was driven by a decline in shipment volumes, partially offset by higher average selling prices. As we expected, our current quarter shipment volumes were lower when compared to the third quarter of 2018 as our customers built inventory levels during the second half of last year. Over the past year we have worked closely with our customers to ensure we are able to efficiently service their needs, and now see bookings beginning to grow.

Despite the decline in net sales, Water gross profit and gross profit margin in the third quarter increased to $27.9 million and 15.2%, respectively, compared to $20.0 million and 10.4%, respectively, in the prior year quarter. Water EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in the third quarter increased to $25.6 million, $25.8 million and 14.0%, respectively, compared to $17.8 million, $19.0 million and 9.9%, respectively, in the prior year quarter. The improvements in gross profit, gross profit margin, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin were driven by higher average selling prices, lower raw material costs, and manufacturing efficiencies, partially offset by lower shipment volumes.

Corporate and Other (“Corporate”) - Third Quarter 2019 Results
Corporate EBITDA and Adjusted EBITDA loss were $17.1 million and $15.4 million, respectively, in the third quarter of 2019 compared to $14.9 million and $13.1 million, respectively, in the prior year quarter. The increase in both Corporate EBITDA and Adjusted EBITDA loss reflects our investment in information technology systems and business processes. We expect Corporate Adjusted EBITDA loss for the full year 2019 to be in line with our internal plan.

EXHIBIT 99.1

Balance Sheet and Liquidity
As of September 30, 2019, we had cash of $43.9 million, outstanding debt on our senior term loan of $1.2 billion and no outstanding borrowings under our $300 million asset-based revolving credit facility. During the third quarter, in addition to repaying the $39 million outstanding borrowings under our revolving credit facility, we voluntarily repurchased $16.5 million of our senior term loan before its maturity. We expect to make additional voluntary repurchases during the fourth quarter to achieve the previously announced $30 to $85 million senior term loan pay down for the year.

Full Year Financial Outlook
Based on current trends and expectations, management has revised its full-year 2019 guidance as reflected below:

	Previous Guidance		Revised Guidance
($ in millions)	Low	High	Low	High
Net Loss	$(38)	$(16)	$(35)	$(8)
Adjusted EBITDA	$170	$200	$180	$200

Supporting this revised guidance are our positive pricing trends in both the Drainage and Water segments and our expectation of continued strength in market demand. We remain focused on executing commercial and operational initiatives geared toward improving operating margins and cash flow while controlling overhead costs.

Drainage - Key Financial Statistics:

($ in millions)	Q3 2019	Q3 2018

Net Sales	$280.7	$243.0
Gross Profit	74.3	57.4
EBITDA	67.4	53.3
Adjusted EBITDA	69.6	55.6
Gross Profit Margin	26.5%	23.6%
Adjusted EBITDA Margin	24.8%	22.9%

EXHIBIT 99.1

Water - Key Financial Statistics:

($ in millions)	Q3 2019	Q3 2018

Net Sales	$183.8	$191.5
Gross Profit	27.9	20.0
EBITDA	25.6	17.8
Adjusted EBITDA	25.8	19.0
Gross Profit Margin	15.2%	10.4%
Adjusted EBITDA Margin	14.0%	9.9%

Conference Call and Webcast Information
Forterra will host a conference call to review its third quarter 2019 results on November 5, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the call is 574-990-1396 or toll free 844-498-0572. The participant passcode is 3959906. Please dial in at least five minutes prior to the call to register. The call may also be accessed via a webcast which is available on the Investors section of the Company’s website at http://forterrabp.com. A replay of the conference call and archive of the webcast will be available for 30 days under the Investor section of the Company's website.

About Forterra
Forterra is a leading manufacturer of water and drainage pipe and products in the U.S. and Eastern Canada for a variety of water-related infrastructure applications, including water transmission, distribution, drainage and stormwater systems. Based in Irving, Texas, Forterra’s product breadth and significant scale help make it a one-stop shop for water related pipe and products, and a preferred supplier to a wide variety of customers, including contractors, distributors and municipalities. For more information on Forterra, visit http://forterrabp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect",

EXHIBIT 99.1

"estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management's reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company's control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

EXHIBIT 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Net sales	$464,526	$434,510	$1,166,603	$1,140,557
Cost of goods sold	362,362	357,374	936,820	953,743
Gross profit	102,164	77,136	229,783	186,814
Selling, general & administrative expenses	(55,234)	(48,492)	(165,265)	(151,617)
Impairment and exit charges	(510)	(2,170)	(1,323)	(3,891)
Other operating income, net	815	1,538	1,018	6,864
	(54,929)	(49,124)	(165,570)	(148,644)
Income from operations	47,235	28,012	64,213	38,170

Other income (expense)
Interest expense	(23,272)	(21,940)	(73,720)	(52,993)
Gain on extinguishment of debt	374	—	374	—
Earnings from equity method investee	3,990	2,224	8,959	7,745
Other income, net	—	—	—	6,016
Income (loss) before income taxes	28,327	8,296	(174)	(1,062)
Income tax (expense) benefit	(5,897)	(2,793)	519	(6,351)
Net income (loss)	$22,430	$5,503	$345	$(7,413)

Earnings (loss) per share:
Basic	$0.35	$0.09	$0.01	$(0.12)
Diluted	$0.34	$0.09	$0.01	$(0.12)

Weighted average common shares outstanding:
Basic	64,210	63,919	64,119	63,883
Diluted	64,998	64,269	64,528	63,883

EXHIBIT 99.1

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$43,852	$35,793
Receivables, net	286,345	198,468
Inventories	256,645	285,030
Other current assets	19,603	24,798
Total current assets	606,445	544,089
Non-current assets
Property, plant and equipment, net	477,273	492,167
Operating lease right-of-use assets	62,252	—
Goodwill	508,588	508,193
Intangible assets, net	154,558	183,789
Investment in equity method investee	53,065	50,607
Other long-term assets	3,965	14,407
Total assets	$1,866,146	$1,793,252

LIABILITIES AND EQUITY
Current liabilities
Trade payables	$138,247	$114,708
Accrued liabilities	85,422	70,236
Deferred revenue	9,221	9,138
Current portion of long-term debt	12,510	12,510
Current portion of tax receivable agreement	15,457	15,457
Total current liabilities	260,857	222,049
Non-current liabilities
Long term debt	1,156,023	1,176,095
Long-term finance lease liabilities	136,556	134,948
Long-term operating lease liabilities	55,669	—
Deferred tax liabilities	37,324	46,615
Deferred gain on sale-leaseback	—	9,338
Other long-term liabilities	22,395	22,667
Long-term tax receivable agreement	73,318	73,318
Total liabilities	1,742,142	1,685,030
Equity
Common stock, $0.001 par value, 190,000 shares authorized; 64,540 and 64,206 shares issued and outstanding	18	18
Additional paid-in-capital	240,920	234,931
Accumulated other comprehensive loss	(8,249)	(10,740)
Retained deficit	(108,685)	(115,987)
Total shareholders' equity	124,004	108,222
Total liabilities and shareholders' equity	$1,866,146	$1,793,252

EXHIBIT 99.1

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)
Net income (loss)	$345	$(7,413)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation & amortization expense	72,954	79,373
(Gain) / loss on business divestiture	—	(6,016)
(Gain) / loss on disposal of property, plant and equipment	1,551	(2,447)
Gain on extinguishment of debt	(374)	—
Amortization of debt discount and issuance costs	6,022	6,099
Stock-based compensation expense	4,833	4,588
Impairment charges	—	936
Earnings from equity method investee	(8,959)	(7,745)
Distributions from equity method investee	6,500	8,875
Unrealized loss / (gain) on derivative instruments, net	5,892	(4,291)
Unrealized foreign currency loss / (gain), net	35	(358)
Provision (recoveries) for doubtful accounts	511	(1,905)
Deferred taxes	(11,672)	(24,787)
Deferred rent	—	1,022
Other non-cash items	(188)	77
Change in assets and liabilities:
Receivables, net	(88,138)	(83,720)
Inventories	29,109	(25,019)
Other current assets	1,296	6,910
Accounts payable and accrued liabilities	37,259	25,042
Other assets & liabilities	8,746	2,184
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	65,722	(28,595)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment, and intangible assets	(44,321)	(31,474)
Proceeds from business divestiture	—	618
Proceeds from sale of fixed assets	10,580	4,874
Settlement of net investment hedges	—	(4,990)
Business combinations, net of cash acquired	—	(4,500)
NET CASH USED IN INVESTING ACTIVITIES	(33,741)	(35,472)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loans	(25,110)	(9,383)
Proceeds from revolver	54,000	—
Payments on revolver	(54,000)	—
Proceeds from issuance of common stock	1,282	—
Other financing activities	(552)	(385)
NET CASH USED IN FINANCING ACTIVITIES	(24,380)	(9,768)
Effect of exchange rate changes on cash	458	(351)
Net change in cash and cash equivalents	8,059	(74,186)
Cash and cash equivalents, beginning of period	35,793	104,534
Cash and cash equivalents, end of period	$43,852	$30,348

SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$59,138	$50,217
Income taxes paid	5,054	21,508
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING DISCLOSURES:
Assets and liabilities acquired in non-cash exchange	—	18,140
Fair value changes of derivatives recorded in OCI, net of tax	—	970
Capital lease obligation resulting from the sale-leaseback exchange transaction	—	(148,962)

EXHIBIT 99.1

Non-GAAP Measures
(unaudited)

Reconciliation of Non-GAAP Measures

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this earnings release we also present Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with GAAP. We calculate Adjusted EBITDA as the sum of net income (loss), before interest expense (including (gains) losses from extinguishment of debt), depreciation and amortization, income tax benefit (expense) and before (gains) losses on the sale of property, plant and equipment, impairment and exit charges and certain other non-recurring income and expenses, such as transaction costs, inventory step-up impacting margin, non-cash compensation expense and pro-rate share of Adjusted EBITDA from equity method investee, minus earnings from equity method investee. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

Adjusted EBITDA and Adjusted EBITDA margin are presented in this earnings release because they are important metrics used by management as one of the means by which it assesses our financial performance. Adjusted EBITDA and Adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA and Adjusted EBITDA margin as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Adjusted EBITDA and Adjusted EBITDA margin are also important measures for assessing our operating results and evaluating each operating segment’s performance on a consistent basis, by excluding the impacts of depreciation, amortization, income tax expense, interest expense and other items not indicative of ongoing operating performance. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with additional financial analytical framework which management uses, in addition to historical operating

EXHIBIT 99.1

results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations.

Adjusted EBITDA and Adjusted EBITDA margin have certain limitations. Adjusted EBITDA should not be considered as an alternative to consolidated net income (loss), and in the case of our segment results, Adjusted EBITDA should not be considered an alternative to EBITDA, which the chief operating decision maker reviews for purposes of evaluating segment profit, or in the case of any of the non-GAAP measures, as a substitute for any other measure of financial performance calculated in accordance with GAAP. Similarly, Adjusted EBITDA margin should not be considered as an alternative to gross margin or any other margin calculated in accordance with GAAP. These measures also should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items for which these non-GAAP measures make adjustments. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be liquidity measures because of certain limitations such as: (i) they do not reflect our cash outlays for capital expenditures or future contractual commitments; (ii) they do not reflect changes in, or cash requirements for, working capital; (iii) they do not reflect interest expense, or the cash requirements necessary to service interest, or principal payments, on indebtedness; (iv) they do not reflect income tax expense or the cash necessary to pay income taxes; and (v) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

Other companies, including other companies in our industry, may not use such measures or may calculate one or more of the measures differently than as presented in this earnings release, limiting their usefulness as a comparative measure. In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments made in the calculations below and the presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to mean that our future results will be unaffected by such adjustments. Management compensates for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin as supplemental financial metrics and in conjunction with results prepared in accordance with GAAP.

EXHIBIT 99.1

Reconciliation of net income (loss) to Adjusted EBITDA
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Net income (loss)	$22,430	$5,503	$345	$(7,413)
Interest expense	23,272	21,940	73,720	52,993
Depreciation and amortization	24,172	25,922	72,954	79,370
Income tax (benefit) expense	5,897	2,793	(519)	6,351
EBITDA[1]	75,771	56,158	146,500	131,301
(Gain) loss on sale of property, plant & equipment, net	518	124	1,551	(2,447)
Gain on extinguishment of debt	(374)	—	(374)	—
Impairment and exit charges[2]	510	2,170	1,323	3,891
Transaction costs[3]	734	675	2,008	2,243
Inventory step-up impacting margin[4]	—	—	278	464
Non-cash compensation[5]	2,172	1,450	4,833	4,588
Other[6]	(300)	—	3,328	(6,688)
Earnings from equity method investee[7]	(3,990)	(2,224)	(8,959)	(7,745)
Pro-rata share of Adjusted EBITDA from equity method investee[8]	4,966	3,221	11,898	10,198
Adjusted EBITDA	$80,007	$61,574	$162,386	$135,805
Adjusted EBITDA margin	17.2%	14.2%	13.9%	11.9%
Gross profit	102,164	77,136	$229,783	$186,814
Gross profit margin	22.0%	17.8%	19.7%	16.4%

[1]	For purposes of evaluating segment profit, the Company's chief operating decision maker reviews EBITDA as a basis for making the decisions to allocate resources and assess performance.

[2]	Impairment or abandonment of long-lived assets and other exit charges.

[3]	Legal, valuation, accounting, advisory and other costs related to business combinations and other transactions.

[4]	Effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of business combinations.

[5]	Non-cash equity compensation expense.

[6]	Other includes one-time charges such as executive severance costs and (gains) losses from divestiture transactions.

[7]	Net income from Forterra's 50% ownership in the Concrete Pipe & Precast LLC ("CP&P") joint venture accounted for under the equity method of accounting.

[8]
Adjusted EBITDA from Forterra's 50% ownership in the CP&P joint venture. Calculated as CP&P net income adjusted primarily to add back Forterra's pro-rata portion of CP&P's depreciation and amortization and interest expense.

EXHIBIT 99.1

Reconciliation of segment EBITDA to segment Adjusted EBITDA
(in thousands)

Three months ended September 30, 2019	Drainage Pipe & Products	Water Pipe & Products	Corporate and Other	Total
EBITDA[1]	$67,361	$25,557	$(17,147)	$75,771
(Gain) loss on sale of property, plant & equipment, net	463	53	2	518
Gain on extinguishment of debt	—	—	(374)	(374)
Impairment and exit charges[2]	—	510	—	510
Transaction costs[3]	—	—	734	734
Inventory step-up impacting margin[4]	—	—	—	—
Non-cash compensation[5]	387	98	1,687	2,172
Other[6]	401	(401)	(300)	(300)
Earnings from equity method investee[7]	(3,990)	—	—	(3,990)
Pro-rata share of Adjusted EBITDA from equity method investee [8]	4,966	—	—	4,966
Adjusted EBITDA	$69,588	$25,817	$(15,398)	$80,007
Adjusted EBITDA margin	24.8%	14.0%	NM	17.2%

Net sales	$280,678	$183,848	$—	$464,526
Gross Profit	74,269	27,864	31	102,164

Three months ended September 30, 2018	Drainage Pipe & Products	Water Pipe & Products	Corporate and Other	Total
EBITDA[1]	$53,271	$17,818	$(14,931)	$56,158
(Gain) loss on sale of property, plant & equipment, net	(14)	138	—	124
Impairment and exit charges[2]	571	1,599	—	2,170
Transaction costs[3]	—	—	675	675
Non-cash compensation[5]	410	(157)	1,197	1,450
Other[6]	401	(401)	—	—
Earnings from equity method investee[7]	(2,224)	—	—	(2,224)
Pro-rata share of Adjusted EBITDA from equity method investee [8]	3,221	—	—	3,221
Adjusted EBITDA	$55,636	$18,997	$(13,059)	$61,574
Adjusted EBITDA margin	22.9%	9.9%	NM	14.2%

Net sales	$242,997	$191,513	$—	$434,510
Gross Profit	57,441	19,972	(277)	77,136

EXHIBIT 99.1

Nine months ended September 30, 2019	Drainage Pipe & Products	Water Pipe & Products	Corporate and Other	Total
EBITDA[1]	$141,424	$59,271	$(54,195)	$146,500
(Gain) loss on sale of property, plant & equipment, net	1,238	311	2	1,551
Gain on extinguishment of debt	—	—	(374)	(374)
Impairment and exit charges[2]	102	1,221	—	1,323
Transaction costs[3]	—	—	2,008	2,008
Inventory step-up impacting margin[4]	278	—	—	278
Non-cash compensation[5]	1,279	343	3,211	4,833
Other[6]	1,203	(1,203)	3,328	3,328
Earnings from equity method investee[7]	(8,959)	—	—	(8,959)
Pro-rata share of Adjusted EBITDA from equity method investee [8]	11,898	—	—	11,898
Adjusted EBITDA	$148,463	$59,943	$(46,020)	$162,386
Adjusted EBITDA margin	21.6%	12.5%	NM	13.9%

Net sales	$686,092	$480,511	$—	$1,166,603
Gross Profit	163,419	66,746	(382)	229,783

Nine months ended September 30, 2018	Drainage Pipe & Products	Water Pipe & Products	Corporate and Other	Total
EBITDA[1]	$122,841	$48,923	$(40,463)	$131,301
(Gain) loss on sale of property, plant & equipment, net	(3,419)	972	—	(2,447)
Impairment and exit charges[2]	1,733	2,166	(8)	3,891
Transaction costs[3]	—	—	2,243	2,243
Inventory step-up impacting margin[4]	464	—	—	464
Non-cash compensation[5]	1,285	206	3,097	4,588
Other[6]	519	(1,270)	(5,937)	(6,688)
Earnings from equity method investee[7]	(7,745)	—	—	(7,745)
Pro-rata share of Adjusted EBITDA from equity method investee [8]	10,198	—	—	10,198
Adjusted EBITDA	$125,876	$50,997	$(41,068)	$135,805
Adjusted EBITDA margin	20.3%	9.8%	NM	11.9%

Net sales	$621,523	$519,031	$3	$1,140,557
Gross Profit	133,708	53,640	(534)	186,814

NM	Not meaningful

[1]	For purposes of evaluating segment profit, the Company's chief operating decision maker reviews EBITDA as a basis for making the decisions to allocate resources and assess performance.

[2]	Impairment or abandonment of long-lived assets and other exit charges.

[3]	Legal, valuation, accounting, advisory and other costs related to business combinations and other transactions.

[4]	Effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of business combinations.

[5]	Non-cash equity compensation expense.

[6]	Other includes one-time charges such as executive severance costs and (gains) losses from divestiture transactions.

[7]	Net income from Forterra's 50% ownership in the CP&P joint venture accounted for under the equity method of accounting.

[8]
Adjusted EBITDA from Forterra's 50% ownership in the CP&P joint venture. Calculated as CP&P net income adjusted primarily to add back Forterra's pro-rata portion of CP&P's depreciation and amortization and interest expense.

EXHIBIT 99.1

Reconciliation of net loss to Adjusted EBITDA guidance for full year 2019
(in millions)

	Full Year 2019 Guidance
	Low	High
Net loss	$(35)	$(8)
Interest expense	97	97
Income tax expense (benefit)	2	(5)
Depreciation and amortization	97	97
Non-cash equity compensation	7	7
Other adjustments	12	12
Adjusted EBITDA	$180	$200

Source: Forterra, Inc.

Company Contact Information:
Charlie Brown
Executive Vice President and Chief Financial Officer
469-299-9113
IR@forterrabp.com